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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Maxtor Corporation on Form S-8 (File No. 333-08181) of our report dated February 3, 1998, except for Notes 7 and 10 for which the date is April 9, 1998, the ninth paragraphs of Notes 1 and 7, for which the date is June 3, 1998 and the first paragraph of Note 14, for which the date is July 24, 1998, which includes an emphasis of a matter related to the Company's ultimate parent Hyundai Electronics Industries Co., Ltd., on our audits of the consolidated financial statements and schedule of Maxtor Corporation as of December 27, 1997 and December 28, 1996 and for the year ended December 27, 1997 and for the nine month period ended December 28, 1996, which reports are included in this Annual Report on Form 10-K/A.

                                    PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 27, 1998